UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2009 (June 25, 2009)

INTERMOST CORPORATION
(Exact name of Registrant as specified in its charter)

Wyoming	0-3430	87-0418721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 5204, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  86-755-8221-0238

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 25, 2009, the Company received approval from Haikou Intermediate People’s Court of the People’s Republic of China thereby allowing Intermost Corporation and IMOT Information Technology (Shenzhen) Co., Ltd. (together “Party A”), and Guangzhou Ditai Communication Co., Ltd., Hainan Special Economic Zone Property Rights Exchange Centre, Hainan Exchange Center Non-Public Company Equity Registration Co., Ltd. and Zhai, Xiya (together “Party B”) to settle their dispute over a stock exchange agreement entered into on December 11, 2004, by canceling the agreement with the following considerations:

1.	Party A agrees to return to Party B their 80% equity stakeholding in Hainan Concord Financial Products Development Co., Ltd. (“Hainan Concord”) and all related data and documents.

2.	Party B agrees to return to Party A a total of 1,750,000 shares of Intermost Corporation (“IMOT”) stock to reimburse Party A’s legal and auditing fees.

3.
Party B agrees to assist Party A in transferring their 21% equity stakehold of Hainan Special Economic Zone Property Rights Exchange Center (“Hainan Exchange”) to ChinaE.com Technology (Shenzhen) Co., Ltd.

4.	Party A agrees to release the temporary selling restriction on 8 million IMOT shares previously held in the name of Party B, or their nominees, within one month of the settlement date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2009		INTERMOST CORPORATION

	By:	/s/ Rocky Wulianghai
Rocky Wulianghai, President and Chief Executive Officer